Exhibit 32.1

FOOTHILL INDEPENDENT BANCORP

Annual Report on Form 10-K

for the Year ended December 31, 2003

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, who is the Chief Executive Officer of Foothill Independent Bancorp (the “Company”), hereby certifies that (i) he Annual Report on Form 10-K for the year ended December 31, 2003, as filed by the Company with the Securities and Exchange Commission (the “Annual Report”), to which this Certification is an Exhibit, fully complies with the applicable requirements of Section 13(a) and 15(d) of the Exchange Act; and (ii) the information contained in this Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 12, 2004

/s/ GEORGE E. LANGLEY
George E. Langley
President and Chief Executive Officer